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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," and to the use of our report dated August 8, 1996, except Note K as to which the date is August 14, 1996, with respect to the financial statements of Richard-Allan Medical Industries, Inc. contained in the Registration Statement (Form S-4, No. 333-26503) and related Prospectus of Urohealth Systems, Inc. for the registration of $110,000,000 principal amount of its 12 1/2% Senior Subordinated Notes due 2004.

                                                  /s/ ERNST & YOUNG LLP

Kalamazoo, Michigan

September 9, 1997